UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27122 (Commission file number)	94-2900635 (I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA (Address of principal executive offices)	94588 (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The following information, including the text of the press release attached as an exhibit to this Form 8-K, is furnished pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.”

The information contained in this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained in this Current Report shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On November 8, 2012, Adept Technology, Inc. (“Adept”) issued a press release announcing its financial results for its fiscal 2013 first quarter, ended September 29, 2012. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference.

The presentation of Adept's financial results for its first quarter ended September 29, 2012 included in this Current Report on Form 8-K is qualified by a detailed discussion of associated material risks set forth in Adept's filings with the Securities and Exchange Commission. This includes Adept's Annual Report on Form 10-K for the year ended June 30, 2012.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On November 8, 2012, Adept announced that its Board of Directors has appointed Michael Schradle to serve as Senior Vice President of Finance, Chief Financial Officer and Secretary of Adept replacing Mr. John Dulchinos, interim Chief Financial Officer upon commencement of his employment with Adept  on November 8, 2012.

Mr. Schradle, 67, has over 20 years of experience as the chief financial officer of publicly-traded and privately-held technology companies. From 2009 to 2012, he served as chief financial officer of Liquid Robotics, Inc., a developer of robotic oceanic vehicles. Prior to this, Mr. Schradle was chief financial officer of Photon Dynamics, a public company supplying LCD TV test equipment, from 2006 to 2008.  He previously served as chief financial officer and vice president of manufacturing and product engineering for Micro Linear Incorporated, a publicly traded wireless semiconductor company.  Mr. Schradle holds a B.S. in physics from Stanford University, a M.S. in engineering from UCLA, and an MBA from the UCLA Anderson School of Management.

Offer Letter Agreement

In connection with the appointment of Michael Schradle as its Senior Vice President of Finance, Chief Financial Officer and Secretary, Adept entered into an offer letter agreement with Mr. Schradle.  The letter agreement provides for “at will” employment with an annual salary of $220,000, participation in the Fiscal 2013 Performance Plan of the Company, entry into a change of control agreement in the form used by the Company for its executive officers and severance arrangements in the event of a termination without cause providing for payments of then-current base salary at a level depending upon the length of service. Subject to approval of the Adept Board of Directors at its next meeting following Mr. Schradle’s commencement of service, Mr. Schradle would receive options to purchase 50,000 shares of Adept’s common stock with an exercise price equal to the closing stock price on the grant date, subject to monthly vesting over a four year period.

A copy of the press release is attached to this report as Exhibit 99.2 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of Adept Technology, Inc. issued November 8, 2012.

99.2 Press Release of Adept Technology, Inc. issued November 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Date:  November 8, 2012                                                                By: /s/ John Dulchinos
          John Dulchinos
          President and Chief Executive Officer